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                                                                   EXHIBIT 10.39


                           LEASE TERMINATION AGREEMENT

         THIS AGREEMENT is made and entered into as of the 28th day of April 2003, by and between WESTLAKE PARK ASSOCIATES, a Washington limited partnership, having an address at c/o Mayflower Park Hotel 405 Olive Way, Suite 400, Seattle, Washington 98101 ("Landlord") and LOUDEYE CORPORATION, a Delaware corporation, having an address at 1130 Rainier Avenue, Seattle, Washington 98144 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain lease (the "Lease"), dated October 28, 1999, as amended on December 30, 1999, for that certain premises (the "Premises") described in the Lease as Centennial Building, 1904 Fourth Ave., Seattle, Washington and currently containing approximately 12,129 square feet.

         WHEREAS, Tenant desires to terminate the Lease prior to its stated expiration date and be relieved of its obligations thereunder, and Landlord is willing to terminate the Lease on the terms and conditions of this Agreement notwithstanding the foregoing loss of rentals.

         NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

         1. Termination of Lease. The Lease shall terminate effective as of April 30, 2003 (the "Termination Date"). The Premises shall be deemed surrendered to Landlord by Tenant on the Termination Date. Tenant shall deliver the Premises to Landlord in its existing "as is" condition as of the Termination Date. If any action is taken by the Tenant, or its successor, including a trustee in bankruptcy, to recover any of the consideration paid to Landlord under Section 2, the Landlord at its sole option elect to reinstate the lease to its original condition and the money received hereunder shall be applied to the rent due and the next rent to become due as a prepayment.

         2. Termination Payment. As consideration for this Agreement, and to cover Landlord's administrative, processing and legal fees, and to reimburse Landlord for any loss of rentals that may be sustained after the Expiration Date as a result of the termination of the Lease by this Agreement, Tenant will allow Landlord, upon Landlord's execution of this Agreement, to retain Tenant's security deposit in the amount of Twenty Thousand Two Hundred Fifty Dollars ($20,250.00) and will also pay to Landlord a termination payment of One Hundred and Seventy Nine Thousand Seven Hundred and Fifty Dollars ($179,750.00) via wire transfer.
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         3. Mutual Releases. In consideration of Landlord releasing Tenant from the obligation to pay the balance of the rentals due under the Lease, Landlord and Tenant hereby release and forever discharge each other, and their respective partners, officers, directors, agents, trustees, beneficiaries, guarantors and employees, of and from any and all claims, acts, damages, demands, rights of action and causes of action which each party ever had, now has, or in the future may have, against the other, arising from or in any way connected with the Lease. This release is intended as a full settlement and compromise of each, every, and all claims of every kind and nature.

         Landlord and Tenant understand and agree that by execution of this Agreement, the other party and its partners, officers, directors, agents, trustees, beneficiaries, guarantors and employees do not admit any liability of any nature whatsoever. This Agreement is made entirely as a compromise and for the purpose of terminating the Lease and settling and extinguishing the respective claims, acts, damages, demands, rights of action or causes of action of the parties hereto.

         4. Authority. Each party represents to the other that it has full power and authority to execute this Agreement.

         5. No Disclosure. Tenant agrees not disclose any of the matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the written approval of Landlord.

         6. Brokers. The parties represent and warrant to each other that they have not dealt with any broker, finder or like agent in connection with this Agreement and they agree to indemnify and hold each other, their agents and their officers, directors, shareholders, partners and employees harmless of and from any claim of, or liability to, any broker, finder, or like agent claiming a commission or fee by reason of having dealt with either of the parties in connection with the negotiation, execution or delivery of this Agreement, and all expenses related thereto, including, without limitation, attorneys' fees and disbursements.

         7. No Offer. This Agreement shall not be binding until executed and delivered by the Landlord to Tenant and upon the funds described in paragraph 2 herein having been paid to the Landlord within 24 hours of the Landlord having signed and delivered this Agreement to Tenant. The delivery of the wired funds within the 24 hour period shall be deemed to be the acceptance by the Tenant of this agreement. If the funds have not been received by the required time, this agreement shall terminate.

         8. Whole Agreement. The mutual obligations of the parties as provided herein are the sole consideration for this Agreement, and no representations, promises or inducements have been made by the parties other than as appear in this Agreement. This Agreement shall not be amended or modified except in writing signed by both parties.
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         9. Miscellaneous. The warranties, representations, agreements, and obligations contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive any and all performances in accordance with this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. This Agreement shall inure to the benefit of, and be binding upon, the heirs, successors and assigns of the parties. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LANDLORD:
WESTLAKE PARK ASSOCIATES, A WASHINGTON LIMITED PARTNERSHIP by WPI, LLC, general partner

Signature _________________________________________

Birney N. Dempcy, managing agent

TENANT:
LOUDEYE CORPORATION

Signature _________________________________________

Jeffrey Cavins
President and CEO